Exhibit 99.2


In connection with the Quarterly Report of Sharper Image Corporation, a Delaware corporation (the "Company"), on Form 10-Q for the period ended October 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Jeffrey
P. Forgan, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), that to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:/s/  Jeffrey P. Forgan
--------------------------

Jeffrey P. Forgan
Executive Vice President and Chief Financial Officer
December 16, 2002


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